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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-47040, 33-11895, and 333-45417 of Cinemark USA, Inc. on Form S-8 of our report dated March 6, 1998, appearing in this Annual Report on Form 10-K of Cinemark USA, Inc. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 31, 1998